PRESS RELEASE

OPTIMIZERx Corporation Announces the Resignation of the Companies

Current CEO & Chairman Mr. Shadron L. Stastney

ROCHESTER, Mich., Sept. 20, 2013 /PRNewswire/ -- OPTIMIZERx Corp. (OTCQB: OPRX) today announced that the Company’s current Chief Executive Officer, Mr. Shadron L. Stastney, has provided the Board of Directors his resignation for personal reasons. While the Company’s Board of Directors has accepted his resignation, effective today, the Company will retain Mr. Stastney’s services on a limited basis for advisory work through the end of the year to help the transition with several ongoing projects.

The Companies Co-Chairman and founder Mr. David Harrell added, “We appreciate all the valuable contributions made by Mr. Stastney, and we wish him the best of luck in his future endeavors.”

Mr. Harrell also stated, “The Company has initiated a search for an executive with proven leadership qualities and experience in the pharmaceutical industry.”

Mr. Harrell added “I will reassume as Chairman of the Board, and we are also considering adding additional staff as our business continues to grow and diversify into additional services such as our OptimizEHR™ strategic planning service that we recently rolled out to help pharmaceutical manufacturers to develop robust brand based digital offerings for the burgeoning Electronic Health Care Records (EHR), software industry.”

About OPTIMIZERx Corp : OPTIMIZERx Corp. (OTCBB: OPRX) provides unique consumer and physician platforms to help patients better afford and comply with their medicines and healthcare products, while offering pharmaceutical and healthcare companies effective ways to expand patient awareness, access and adherence to their medications. For more information, please go to www.optimizerxcorp.com

'SAFE HARBOR' This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.